Exhibit 5.11

Josh Imhoff Partner 214.855.3035 jimhoff@ccsb.com

August 10, 2012

Health Management Associates, Inc.

5811 Pelican Bay Blvd., Suite 500

Naples, Florida 34108

RE:	Registration Statement on Form S-4 regarding Exchange Offer for Outstanding 7.375% Senior Notes due 2020 of Health Management Associates, Inc.

Ladies and Gentlemen:

We have acted as special Texas counsel to HMA CAT, LLC, a Texas limited liability company (the “Texas Subsidiary Guarantor”) in connection with the Texas Subsidiary Guarantor’s proposed guaranty, along with certain other guarantors (the “Subsidiary Guarantors”), of up to $875,000,000 principal aggregate amount of 7.375% Senior Notes due 2020 (the “Exchange Notes”) of Health Management Associates, Inc., a Delaware corporation (the “Company”). The Exchange Notes are to be issued by the Company in exchange for a like principal amount of the Company’s outstanding $875,000,000 principal aggregate amount of 7.375% Senior Notes due 2020 (the “Initial Notes”), as contemplated by that certain Registration Rights Agreement dated as of November 18, 2011 (the “Registration Rights Agreement”), by and among the Company, the Subsidiary Guarantors, and the “Representatives of Initial Purchasers” described therein. The issuance of the Exchange Notes, and the obligations of the Subsidiary Guarantors, including the guaranty of the Texas Subsidiary Guarantor, are further governed by that certain Indenture dated as of November 18, 2011 (the “Indenture”), by and among the Company, the Subsidiary Guarantors, and U.S. Bank, National Association, as Trustee (the “Trustee”) for the benefit of the “Holders” described therein.

The Exchange Notes are to be registered under the Securities Act of 1933, as amended (the “Securities Act”). In furtherance thereof, the Company and the Subsidiary Guarantors, including the Texas Subsidiary Guarantor, have prepared a Registration Statement on Form S- 4 (the “Registration Statement”), to be filed with the Securities and Exchange Commission on or about August 10, 2012. The obligations of the Company under the Exchange Notes will be guaranteed by the Texas Subsidiary Guarantor, along with the other Subsidiary Guarantors, pursuant to the provisions of the Indenture, including Article 10 thereof. The Texas Subsidiary Guarantor became a party to the Indenture pursuant to that certain Second Supplemental Indenture dated July 25, 2012 (the “Supplemental Indenture”), by the Texas Subsidiary Guarantor and Trustee. This opinion letter is being furnished in accordance with the requirements of Item 601 (b)(5)(i) of Regulation S-K promulgated under the Securities Act.

www.ccsb.com	Carrington, Coleman, Sloman & Blumenthal, L.L.P. 901 Main Street, Suite 5500 — Dallas, Texas 75202 — fax: 214.758.3752

Health Management Associates, Inc.

August 10, 2012

In rendering this opinion, we have reviewed certified, conformed, or reproduction copies of the following:

(i) the Indenture, including without limitation the guaranty provisions set forth in Article 10 thereof;

(ii) the Supplemental Indenture;

(iii) the Registration Rights Agreement;

(iv) the Registration Statement;

(v) the form of the Exchange Notes set forth in Exhibit A of the Indenture; and

(vi) the organizational documents, resolutions, and other instruments of the Texas Subsidiary Guarantor, and the certificates of public officials and other such documents, as are set forth on Schedule 1 hereof (the “Organizational Documents”).

We have reviewed no other documents in connection with the preparation or issuance of this opinion.

For purposes of this opinion, we have assumed the completeness and conformity to the originals of all documents submitted to us as copies, and the authenticity of the originals from which all such copies have been made. We have also assumed the genuineness of the signatures of all persons signing documents upon which, or in connection with which, this opinion is rendered; the legal capacity of natural persons; the authority of persons signing on behalf of the parties to such documents other than the Texas Subsidiary Guarantor; and the due authorization, execution and delivery, pursuant to proper power and authority, of all such documents by the parties thereto other than the Texas Subsidiary Guarantor. We have also assumed that each agreement referred to in this letter has been duly authorized, executed and delivered by, and is a legal, valid, binding and enforceable obligation of, each party thereto other than the Texas Subsidiary Guarantor.

Additionally, we have assumed and relied upon the following without undertaking any independent investigation or inquiry:

(a) with respect to factual matters set forth herein, the accuracy and completeness of all certificates and other statements, documents, records, and papers reviewed by us;

Health Management Associates, Inc.

August 10, 2012

(b) that each of the Company and the Subsidiary Guarantors other than the Texas Subsidiary Guarantor is duly organized, validly existing and in good standing under the laws of all jurisdictions where each is conducting its business or otherwise required to be so qualified to do business and has full power and authority to execute, deliver and perform under the agreements referenced herein, and all such documents have been duly and validly authorized, executed and delivered by the Company and the Subsidiary Guarantors other than the Texas Subsidiary Guarantor; and

(c) the absence of duress, fraud or mutual mistake of material facts on the part of the parties to the agreements referenced herein.

Based upon and subject to the foregoing and the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

1.	Based solely upon the Organizational Documents, the Texas Subsidiary Guarantor is validly existing under the laws of the State of Texas.

2.

The Texas Subsidiary Guarantor has the requisite limited liability company power and authority to execute and deliver the Supplemental Indenture, and to perform its obligations under the Indenture and Supplemental Indenture.

3.

The Texas Subsidiary Guarantor has taken all necessary limited liability company action to duly authorize the execution, delivery and performance, as the case may be, of the Indenture and Supplemental Indenture.

We express no opinion as to the enforceability of the Indenture or Supplemental Indenture in accordance with their respective terms, other than to opine as to the power and authority of the Texas Subsidiary Guarantor to enter into such instruments by joinder or otherwise.

We express no opinion regarding the application of federal or state securities laws to the transactions contemplated by the Indenture.

We express no opinion regarding the effect of any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar laws, or to the effect of general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), to the extent the same may be applied to the delivery or performance of the guaranty undertaken by the Texas Subsidiary Guarantor.

Health Management Associates, Inc.

August 10, 2012

We are admitted to practice in the State of Texas, and our opinions are limited to the laws thereof. We express no opinion as to any other law or governmental authority.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. This opinion speaks only as of the date hereof and we assume no obligation to revise or supplement this opinion if any applicable law changes after the date hereof or we later become aware of facts that might otherwise change the opinions expressed herein.

We hereby consent to the filing of this opinion as Exhibit 5.11 to the Registration Statement. We also consent to reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act. Harter Secrest & Emery LLP, legal counsel to the Company and the Texas Subsidiary Guarantor, may rely on this opinion with respect to matters set forth herein that are governed by Texas law for purposes of its opinion being delivered and filed as Exhibit 5.1 to the Registration Statement.

Very truly yours,

Carrington, Coleman, Sloman & Blumenthal, L.L.P.

By:	/s/ Joshua A. Imhoff, Partner
Joshua A. Imhoff, Partner

Health Management Associates, Inc.

August 10, 2012

Schedule 1

1.	Certificate of Existence of HMA CAT, LLC, issued by the Texas Secretary of State’s Office on August 6, 2012.

2.	Certificate of Formation of HMA CAT, LLC, filed December 21, 2009, and certified by the Texas Secretary of State’s Office on August 6, 2012.

3.	Certificate of Account Status of HMA CAT, LLC, issued by the Texas Comptroller’s Office on August 6, 2012.

4.	Operating Agreement of HMA CAT, LLC, dated December 22, 2009, provided by the Company’s counsel.

5.	Written Consent of the Manager of HMA CAT, LLC, dated as of July 25, 2012, provided by the Company’s counsel.